As Filed with the Securities and Exchange Commission on November 8, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Phoenix New Media Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Fusheng Building Tower 2, 16th Floor

4 Hui Xin Dong Jie, Chaoyang District

Beijing 100029

People’s Republic of China

(86) 10 8445 8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2008 Share Option Plan

2011 Restricted Share Unit and Restricted Share Plan

(Full title of the Plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris K.H. Lin, Esq.

Simpson Thacher & Bartlett LLP

ICBC Tower, 35th Floor

3 Garden Road

Central, Hong Kong

+852 2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Ordinary Shares, par value US$0.01 per share	23,044,541(3)	$0.03215(3)	$740,881.99	$84.91
Class A Ordinary Shares, par value US$0.01 per share	9,416,505(4)	$0.64(4)	$6,026,563.20	$690.64
Class A Ordinary Shares, par value US$0.01 per share	485,651(5)	$0.64(5)	$310,816.64(5)	$35.62
Total	32,946,697	—	$7,078,261.83	$811.17

(1)	These shares may be represented by the Registrant’s American Depositary Shares (ADSs), each of which represents eight Class A ordinary shares. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (333-173736).
(2)	Represents Class A ordinary shares issuable upon exercise of options granted under the 2008 Share Option Plan (the “2008 Plan”) and Class A ordinary shares issuable upon vesting of restricted shares and restricted share units granted under the 2011 Restricted Share Unit and Restricted Share Plan (the “2011 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the 2008 Plan and 2011 Plan.
(3)	The amount to be registered represents shares issuable upon exercise of outstanding options granted under the 2008 Plan, and the proposed maximum offering price per share represents the exercise price of such outstanding options.
(4)	The amount to be registered represents shares issuable upon vesting of outstanding restricted share units granted under the 2011 Plan, and the proposed maximum offering price per share, which is estimated solely for the purpose of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$5.14 per ADS, which is the average of the high and low prices for the Registrant’s American Depositary Shares, or ADSs, as quoted on the New York Stock Exchange on November 3, 2011.
(5)	These shares are reserved for future award grants under the 2008 Plan and 2011 Plan, and the proposed maximum offering price per share, which is estimated solely for the purpose of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$5.14 per ADS, which is the average of the high and low prices for the Registrant’s American Depositary Shares, or ADSs, as quoted on the New York Stock Exchange on November 3, 2011.

PART I			3

	ITEM 1.	Plan Information	3

	ITEM 2.	Registration Information and Employee Plan Annual Information	3

PART II			3

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT			3

	ITEM 3.	Incorporation of Documents by Reference	3

	ITEM 4.	Description of Securities	3

	ITEM 5.	Interests of Named Experts and Counsel	3

	ITEM 6.	Indemnification of Directors and Officers	4

	ITEM 7.	Exemption from Registration Claimed	4

	ITEM 8.	Exhibits	4

	ITEM 9.	Undertakings	4

SIGNATURES			6

POWER OF ATTORNEY			7

EXHIBIT INDEX			9

Exhibit 5.1	OPINION OF CONYERS DILL & PEARMAN

Exhibit 10.1	PHOENIX NEW MEDIA LIMITED 2008 SHARE OPTION PLAN (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (file no. 333-173666) initially filed with the Securities and Exchange Commission on April 21, 2011)

Exhibit 10.2	PHOENIX NEW MEDIA LIMITED RULES OF THE RESTRICTED SHARE UNIT AND RESTRICTED SHARE SCHEME (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (file no. 333-173666) initially filed with the Securities and Exchange Commission on April 21, 2011)

Exhibit 23.1	CONSENT OF CONYERS DILL & PEARMAN (included in Exhibit 5.1)

Exhibit 23.2	CONSENT OF PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANY

Exhibit 24.1	POWER OF ATTORNEY (included on signature page hereto)

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by Phoenix New Media Limited (the “Registrant”) with the Commission are incorporated by reference herein:

a. The Registrant’s prospectus filed pursuant to Rule 424(b) filed with the Commission on May 12, 2011, which includes audited financial statements for the year ended December 31, 2010;

b. The description of the Registrant’s Class A ordinary shares and American Depositary Shares contained in its Registration Statement on Form 8-A (File No. 001-35158) filed with the Commission on April 28, 2011 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A ordinary shares set forth under “Description of Share Capital” and the description of the Registrant’s American Depositary Shares set forth under “Description of American Depositary Shares” in the Registrant’s Registration Statement on Form F-1 (File No. 333-173666), as amended, originally filed with the Commission on April 21, 2011.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

Not applicable.

ITEM 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article 167 of the Registrant’s amended and restated articles of association provides for indemnification of officers and directors out of the assets of the Registrant from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur in their capacities as such, except through their own fraud or dishonesty.

The Registrant has entered into indemnification agreements with each of its directors and officers, substantially in the form filed as Exhibit 10.04 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-173666), originally filed with the Commission on April 21, 2011. Under these agreements, the Registrant indemnifies the directors and officers to the fullest extent permitted by Cayman Islands law, its articles of association and other applicable law, from and against all expenses and liabilities arising from any proceeding to which the indemnitee is or was a party, except expenses and liabilities, if any, incurred or sustained by or through the indemnitee’s fraud or dishonesty.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China on November 8, 2011.

PHOENIX NEW MEDIA LIMITED

By:	/s/ Shuang Liu
Name:	Shuang Liu
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Shuang Liu and Qianli Liu, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on November 8, 2011.

Signature	Capacity

/s/ Keung Chui	Chairman of the Board of Directors
Keung Chui

/s/ Shuang Liu	Director and Chief Financial Officer (principal executive officer)
Shuang Liu

/s/ Qianli Liu	Chief Financial Officer (principal financial and accounting officer)
Qianli Liu

/s/ Ya Li	Director, Chief Operating Officer
Ya Li

/s/ Daguang He	Director
Daguang He

/s/ Ka Keung Yeung	Director
Ka Keung Yeung

/s/ Carson Wen	Director
Carson Wen

/s/ Jerry J. Zhang	Director
Jerry J. Zhang

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the duly authorized representative in the United States of Phoenix New Media Limited has signed this registration statement or amendment thereto in New York, on November 8, 2011.

Authorized U.S. Representative Law Debenture Corporate Services Inc.

By:	/s/ Kate Ledyard
Name: Kate Ledyard
Title: Managing Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (file no. 333-173666))

4.2	Registrant’s Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1, as amended (file no. 333-173666))

4.3	Registrant’s Specimen Stock Certificate for Class A ordinary shares (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 (file no. 333-173666))

4.4	Form of Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated by reference to Exhibit 4 to the Registrants Registration Statement on Form F-6 (file no. 333-173736))

5.1*	Opinion of Conyers Dill & Pearman

10.1	Phoenix New Media Limited 2008 Share Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (file no. 333-173666))

10.2	Phoenix New Media Limited 2011 Restricted Share Unit and Restricted Share Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (file no. 333-173666))

23.1*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company

24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith